Exhibit 2.1

Execution Version

MASTER REORGANIZATION AGREEMENT

This Master Reorganization Agreement (this “Agreement”), dated as of February 8, 2018 (the “Effective Date”), is entered into by and among Quintana Energy Services Inc., a Delaware corporation (“PubCo”); QES Holdco LLC, a Delaware limited liability company (“QES Holdco”); Quintana Energy Partners, L.P., a Cayman Islands exempted limited partnership (“Main Fund”); Quintana Energy Fund — FI, LP, a Cayman Islands exempted limited partnership (“FI Fund”); Consolidated FI Blocker, Inc., a Delaware corporation (“QEF FI Blocker”); Quintana Energy Fund — TE, LP, a Cayman Islands exempted limited partnership (“TE Fund”); Consolidated TE Blocker, Inc., a Delaware corporation (“QEF TE Blocker”); QES HoldCo MergerCo, LP, a Delaware limited partnership (“HoldCo MergerCo”); Archer Holdco LLC, a Texas limited liability company (“Archer Holdco”); Geveran Investments Limited, a limited company organized under the laws of Cyprus (“Geveran Investments”); Geveran Blocker, LLC, a Delaware limited liability company (“Geveran Blocker I”); QES Investment Blocker, LLC, a Delaware limited liability company (“Geveran Blocker II”); QES LP MergerCo, LP, a Delaware limited partnership (“QES LP MergerCo”); Robertson QES Investment LLC, a Delaware limited liability company (“Robertson QES”); Quintana Energy Fund - QES Blocker, L.L.C., a Delaware limited liability company (“QES Blocker”); Quintana Energy Fund — QES Holdings, L.L.C., a Delaware limited liability company (“QES Holdings”); and Quintana Energy Services LP, a Delaware limited partnership (“QES LP,” and together with PubCo, QES Holdco, Main Fund, FI Fund, QEF FI Blocker, TE Fund, QEF TE Blocker, HoldCo MergerCo, Archer Holdco, Geveran Investments, Geveran Blocker I, Geveran Blocker II, QES LP MergerCo, Robertson QES, QES Blocker, and QES Holdings, the “Parties”).

RECITALS

WHEREAS, in connection with, and prior to the completion of, an initial public offering (the “IPO”) of PubCo’s Common Stock (as defined below) pursuant to a registration statement on Form S-1 filed with the U.S. Securities and Exchange Commission, Registration No. 333-219837 (as amended, the “Registration Statement”), certain restructuring transactions will be undertaken, as contemplated by the Registration Statement and provided for in this Agreement (the “Reorganization”);

WHEREAS, the Parties have determined that it is in their respective best interests to undertake the Reorganization;

WHEREAS, the Parties acknowledge and agree that the Board of Directors of PubCo (the “Board”), in its sole discretion, has the authority to determine the terms of the IPO, including the number of shares of the Common Stock to be sold to the public and the IPO Price (as defined below); and

WHEREAS, in connection with the IPO and the Reorganization, the Parties desire to, among other things, (a) establish the legal and economic terms of the Reorganization, and (b) enter into certain agreements to effectuate the foregoing.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows, and further agree that the actions set forth in Article II shall be taken and become effective in the order set forth therein.

ARTICLE I

DEFINITIONS

The terms set forth below in this Article I shall have the meanings ascribed to them below or in the part of this Agreement referred to below:

“Agreement” has the meaning set forth in the preamble hereto.

“Archer Holdco” has the meaning set forth in the preamble hereto.

“Archer Holdco/QES Holdco Contribution Agreement” has the meaning set forth in Section 2.5.

“Archer Outstanding Balance” has the meaning set forth in Section 2.9.

“Board” has the meaning set forth in the recitals hereto.

“Code” has the meaning set forth in Section 5.1.

“Common Stock” means PubCo’s common stock, par value $0.01 per share, as further described in the Registration Statement.

“Common Units” has the meaning set forth in Section 2.3.

“Effective Date” has the meaning set forth in the preamble hereto.

“Effective Time” means 9:00 a.m. Eastern Standard Time on the date of the closing of the IPO.

“FI Fund” has the meaning set forth in the preamble hereto.

“Geveran Blocker I” has the meaning set forth in the preamble hereto.

“Geveran Blocker II” has the meaning set forth in the preamble hereto.

“Geveran Blocker I Merger” has the meaning set forth in Section 2.7(c).

“Geveran Blocker I Merger Agreement” has the meaning set forth in Section 2.7(c).

“Geveran Blocker II Merger” has the meaning set forth in Section 2.7(d).

“Geveran Blocker II Merger Agreement” has the meaning set forth in Section 2.7(d).

“Geveran Investments” has the meaning set forth in the preamble hereto.

“Geveran Outstanding Balance” has the meaning set forth in Section 2.9.

“HoldCo MergerCo” has the meaning set forth in the preamble hereto.

“Intended Tax Treatment” has the meaning set forth in Section 5.1.

“IPO” has the meaning set forth in the recitals hereto.

“IPO Price” has the meaning set forth in Section 2.1.

“Main Fund” has the meaning set forth in the preamble hereto.

“Main Fund/QES Blocker Assignment” has the meaning set forth in Section 2.6(b).

“Main Fund/QES Holdings Assignment” has the meaning set forth in Section 2.6(a).

“Original Registration Rights Agreement” means that certain Amended and Restated Registration Rights Agreement, dated as of December 16, 2016, by and among QES LP, QES GP, QES Holdco, Archer Holdco, Geveran Investments, and Robertson QES.

“Parties” has the meaning set forth in the preamble hereto.

“PubCo” has the meaning set forth in the preamble hereto.

“Pro Rata Common Stock Shares” means a pro rata share of approximately 20,417,542 shares of Common Stock (with the foregoing number subject to final adjustment as may be determined by the Board) which shall be determined based the proportionate interest in QES LP’s equity capital represented by a holder’s interests in Common Units whether held directly or indirectly (and including derivative interests, whether in the form of warrants, equity incentive awards or other rights).

“QEF FI Blocker” has the meaning set forth in the preamble hereto.

“QEF FI Blocker Merger” has the meaning set forth in Section 2.7(a).

“QEF FI Blocker Merger Agreement” has the meaning set forth in Section 2.7(a).

“QEF TE Blocker” has the meaning set forth in the preamble hereto.

“QEF TE Blocker Merger” has the meaning set forth in Section 2.7(b).

“QEF TE Blocker Merger Agreement” has the meaning set forth in Section 2.7(b).

“QES Blocker” has the meaning set forth in the preamble hereto.

“QES Blocker/QES Holdings Assignment” has the meaning set forth in Section 2.6(c).

“QES GP” has the meaning set forth in Section 2.5.

“QES Holdco” has the meaning set forth in the preamble hereto.

“QES Holdco Contribution Agreement” has the meaning set forth in Section 2.2.

“QES Holdco Merger” has the meaning set forth in Section 2.7(e).

“QES Holdco Merger Agreement” has the meaning set forth in Section 2.7(e).

“QES Holdings” has the meaning set forth in the preamble hereto.

“QES LP” has the meaning set forth in the preamble hereto.

“QES LP Merger” has the meaning set forth in Section 2.7(f).

“QES LP Merger Agreement” has the meaning set forth in Section 2.7(f).

“QES LP MergerCo” has the meaning set forth in the preamble hereto.

“QES Separately Acquired LP Interests” has the meaning set forth in Section 2.7(f).

“Registration Statement” has the meaning set forth in the recitals hereto.

“Reorganization” has the meaning set forth in the recitals hereto.

“Robertson Outstanding Balance” has the meaning set forth in Section 2.9.

“Robertson QES” has the meaning set forth in the preamble hereto.

“Second Lien Credit Agreement” means that certain Second Lien Credit Agreement, dated as of December 19, 2016, by and among QES LP, certain subsidiaries of QES LP in their capacities as guarantors, Archer Holdco, Geveran Investments, Robertson QES, and Cortland Capital Market Services LLC, as it may be amended from time to time.

“Second Lien Loans” means, collectively, all loans made pursuant to the Second Lien Credit Agreement.

“Securities Act” has the meaning set forth in Article 4(a).

“Selling Stockholders” means collectively, Main Fund, FI Fund, TE Fund, Archer Holdco, Robertson QES and Geveran Investments.

“TE Fund” has the meaning set forth in the preamble hereto.

“Underwriters” means Merrill Lynch, Pierce, Fenner & Smith Incorporated and Piper Jaffray & Co., as lead underwriters and representatives of each of the underwriters set forth in the Registration Statement.

“Underwriting Agreement” means a firm commitment underwriting agreement to be entered into between PubCo, the Selling Stockholders and the Underwriters.

“Warrants” has the meaning set forth in Section 2.3.

ARTICLE II

REORGANIZATION TRANSACTIONS

Section 2.1. Underwriting Agreement. Prior to the Effective Time, PubCo, the Selling Stockholders and the Underwriters have entered into the Underwriting Agreement, pursuant to which PubCo has agreed to issue and sell the amount of shares of the Common Stock set forth in the Registration Statement to the Underwriters at a price per share equal to the per share initial public offering price of the Common Stock to be sold in the IPO, before the gross spread paid to the Underwriters and related fees and expenses in connection with the offering (the “IPO Price”). See Section 2.10 regarding the discretion of the Board to undertake the IPO.

Section 2.2. QES Holdco Contribution. Following approval by the Board of the closing of the IPO and prior to the Effective Time, QES Holdco and QES LP shall enter into a Contribution Agreement in the form attached hereto as Exhibit A (the “QES Holdco Contribution Agreement”), pursuant to which QES Holdco shall contribute all of the issued and outstanding shares in PubCo to QES LP in exchange for $10.00.

Section 2.3. Net Settlement of Warrants. Following the occurrence of the transactions described in Section 2.2 (including the approval of the Board provided for in Section 2.2) and prior to the Effective Time, each of Archer Holdco, Robertson QES, Geveran Blocker I, and Geveran Blocker II shall agree with PubCo and QES LP, pursuant to a Warrant Net Exercise Agreement in substantially the form attached hereto as Exhibit B, to net settle all outstanding Warrants (the “Warrants”) to purchase common units representing limited partnership interests in QES LP (“Common Units”) held by it in connection with the Reorganization transactions.

Section 2.4. Appointment of PubCo as the Managing Member of QES Holdco. Following the occurrence of the transactions described in Section 2.3 (including the approval of the Board provided for in Section 2.2) and prior to the Effective Time, PubCo shall become the managing member of QES Holdco.

Section 2.5. Archer Holdco/QES Holdco Contribution. Following the occurrence of the transactions described in Section 2.4 (including the approval of the Board provided for in Section 2.2) and prior to the Effective Time, each of QES Holdco and Archer Holdco shall enter into a Contribution Agreement with PubCo in the form attached hereto as Exhibit C (the “Archer Holdco/QES Holdco Contribution Agreement”), pursuant to which (a) each of QES Holdco and Archer Holdco shall contribute their respective limited liability company interests in Quintana Energy Services GP LLC, a Delaware limited liability company (“QES GP”), to PubCo in consideration of the benefits of the Reorganization transactions, and (b) PubCo shall become the sole member of QES GP.

Section 2.6. Main Fund Assignments.

(a) Following the occurrence of the transactions described in Section 2.5 (including the approval of the Board provided for in Section 2.2) and prior to the Effective Time, Main Fund and QES Holdings shall enter into an Assignment and Assumption Agreement in the form attached hereto as Exhibit D (the “Main Fund/QES Holdings Assignment”), pursuant to which Main Fund shall contribute 188,835,093 Series A Units in QES Holdco, representing 99.99% of the Series A Units held by Main Fund, to QES Holdings in consideration of the benefits of the Reorganization transactions.

(b) Simultaneously with the occurrence of the transactions described in Section 2.6(a) (including the approval of the Board provided for in Section 2.2) and prior to the Effective Time, Main Fund and QES Blocker shall enter into an Assignment and Assumption Agreement in the form attached hereto as Exhibit E (the “Main Fund/QES Blocker Assignment”), pursuant to which Main Fund shall contribute 18,885 Series A Units in QES Holdco, representing 0.01% of the Series A Units held by Main Fund, to QES Blocker in consideration of the benefits of the Reorganization transactions.

(c) Following the occurrence of the transactions described in Section 2.6(a) and Section 2.6(b) (including the approval of the Board provided for in Section 2.2) and prior to the Effective Time, QES Blocker shall enter into an Assignment and Assumption Agreement in the form attached hereto as Exhibit F (the “QES Blocker/QES Holdings Assignment”), pursuant to which the QES Blocker shall contribute 18,885 Series A Units in QES Holdco, representing 0.01% of the Series A Units in QES Holdco (and representing 100% of the Series A Units held by QES Blocker), to QES Holdings in consideration of the benefits of the Reorganization transactions.

Section 2.7. Mergers. Following the occurrence of the transactions described in Section 2.6 (including the approval of the Board provided for in Section 2.2) and prior to the Effective Time, the following transactions shall occur simultaneously:

(a) QEF FI Blocker Merger. QEF FI Blocker and PubCo shall enter into an Agreement and Plan of Merger in the form attached hereto as Exhibit G (the “QEF FI Blocker Merger Agreement”), pursuant to which QEF FI Blocker shall merge with and into PubCo, with PubCo surviving the merger (the “QEF FI Blocker Merger”). Pursuant to the QEF FI Blocker Merger Agreement, (i) FI Fund, as the sole stockholder of QEF FI Blocker prior to the QEF FI Blocker Merger, shall receive its Pro Rata Common Stock Shares (estimated to be 795,018 shares) in exchange for its shares in QEF FI Blocker, which shall be cancelled, and (ii) all of the assets and liabilities of QEF FI Blocker shall be vested in PubCo.

(b) QEF TE Blocker Merger. QEF TE Blocker and PubCo shall enter into an Agreement and Plan of Merger in the form attached hereto as Exhibit H (the “QEF TE Blocker Merger Agreement”), pursuant to which QEF TE Blocker shall merge with and into PubCo, with PubCo surviving the merger (the “QEF TE Blocker Merger”). Pursuant to the QEF TE Blocker Merger Agreement, (i) TE Fund, as the sole stockholder of QEF TE Blocker prior to the QEF TE Blocker Merger, shall receive its Pro Rata Common Stock Shares (estimated to be 319,001 shares) in exchange for its shares in QEF TE Blocker, which shall be cancelled, and (ii) all of the assets and liabilities of QEF TE Blocker shall be vested in PubCo.

(c) Geveran Blocker I Merger. Geveran Blocker I and PubCo shall enter into an Agreement and Plan of Merger in the form attached hereto as Exhibit I (the “Geveran Blocker I Merger Agreement”), pursuant to which Geveran Blocker I shall merge with and into PubCo, with PubCo surviving the merger (the “Geveran Blocker I Merger”). Pursuant to the Geveran Blocker I Merger Agreement, (i) each holder of limited liability company interests in

Geveran Blocker I issued and outstanding immediately prior to the Geveran Blocker I Merger shall receive such holder’s Pro Rata Common Stock Shares (estimated to be 3,480,139 shares in the aggregate for holders of Geveran Blocker I) in exchange for such holder’s limited liability company interests in Geveran Blocker I, which shall be cancelled, and (ii) all of the assets and liabilities of Geveran Blocker I shall be vested in PubCo.

(d) Geveran Blocker II Merger. Geveran Blocker II and PubCo shall enter into an Agreement and Plan of Merger in the form attached hereto as Exhibit J (the “Geveran Blocker II Merger Agreement”), pursuant to which Geveran Blocker II shall merge with and into PubCo, with PubCo surviving the merger (the “Geveran Blocker II Merger”). Pursuant to the Geveran Blocker II Merger Agreement, (i) each holder of limited liability company interests in Geveran Blocker II issued and outstanding immediately prior to the Geveran Blocker II Merger shall receive such holder’s Pro Rata Common Stock Shares (estimated to be 46,845 shares for holders of Geveran Blocker II) in exchange for such holder’s limited liability company interests in Geveran Blocker II, which shall be cancelled, and (ii) all of the assets and liabilities of Geveran Blocker II shall be vested in PubCo.

(e) QES Holdco Merger. HoldCo MergerCo and QES Holdco shall enter into an Agreement and Plan of Merger in the form attached hereto as Exhibit K (the “QES Holdco Merger Agreement”), pursuant to which HoldCo MergerCo shall merge with and into QES Holdco, with QES Holdco surviving the merger (the “QES Holdco Merger”). Pursuant to the QES Holdco Merger Agreement, (i) each of the general and limited partner interests in HoldCo MergerCo issued and outstanding immediately prior to the QES Holdco Merger shall remain issued and outstanding and shall be converted into a 100% limited liability company interest in QES Holdco, which shall be held by PubCo, (ii) each holder of Series A Units in QES Holdco issued and outstanding immediately prior to the QES Holdco Merger (other than QEF FI Blocker and QEF TE Blocker, which holders will receive their Pro Rata Common Stock Shares pursuant to the QEF FI Blocker Merger and the QEF TE Blocker Merger, respectively) shall receive such holder’s Pro Rata Common Stock Shares (estimated to be 5,969,550 shares in the aggregate for such applicable holders of QES Holdco) in exchange for such holder’s Series A Units in QES Holdco, which shall be cancelled, and (iii) PubCo shall be the sole member of QES Holdco.

(f) QES LP Merger. QES LP MergerCo and QES LP shall enter into an Agreement and Plan of Merger in the form attached hereto as Exhibit L (the “QES LP Merger Agreement”), pursuant to which QES LP MergerCo shall merge with and into QES LP, with QES LP surviving the merger (the “QES LP Merger”). Pursuant to the QES LP Merger Agreement, (i) each of the general partner interests in QES LP MergerCo issued and outstanding immediately prior to the QES LP Merger shall remain issued and outstanding and shall be converted into a general partner interest with a 0% partner interest in QES LP, which shall be held by QES GP, and each of the limited partner interests in QES LP MergerCo issued and outstanding immediately prior to the QES LP Merger shall remain issued and outstanding and shall be converted into a 100% limited partner interest in QES LP, which shall be held by PubCo, (ii) all of the Common Units in QES LP issued and outstanding and owned by QES Holdco, Geveran Blocker I or Geveran Blocker II immediately prior to the QES LP Merger (the “QES Separately Acquired LP Interests”, which PubCo will separately and simultaneously acquire (directly and indirectly) pursuant to the QES Holdco Merger, Geveran I Merger or Geveran II Merger, respectively) shall be canceled for no additional consideration (due to the holders of such entities receiving their proportionate share of Common Stock pursuant to the QES Holdco Merger, the Geveran Blocker I Merger or the Geveran Blocker II Merger, respectively)), (iii) all of the Common Units in QES LP issued and outstanding immediately prior to the QES LP Merger other than the QES Separately Acquired LP Interests shall be converted into the right to receive each applicable holder’s Pro Rata Common Stock Shares (estimated to be 9,806,989 shares in the aggregate for such holders of Common Units) (and any Common Units, or rights to receive Common Units, that are subject to any restricted unit, phantom unit or other equity-based award agreement or similar agreement, shall continue to be subject to any applicable vesting, forfeiture restrictions or similar terms, conditions or provisions as provided in such agreement), and (iv) all such Common Units in QES LP so canceled or converted shall cease to be outstanding and shall automatically be cancelled.

Section 2.8. Reverse Stock Split. Following the occurrence of the transactions described in Section 2.7 (including the approval of the Board provided for in Section 2.2) and prior to the Effective Time, PubCo will effect an approximate 31.669363-to-1 reverse stock split (the ratio to be determined conclusively by the Board) (the “Reverse Stock Split”). Immediately following the Reverse Stock Split and prior to the IPO and the transactions contemplated in Section 2.9, PubCo’s authorized capital stock will consist of 160,000,000 shares of the Common Stock and 10,000,000 shares of preferred stock, and approximately 20,417,542 shares of the Common Stock will be outstanding.

Section 2.9. Payoff of Second Lien Loans. Following the occurrence of the transactions described in Section 2.8 (including the approval of the Board provided for in Section 2.2) and prior to the Effective Time, (a) all of the outstanding principal and accrued and unpaid interest owing to Archer Holdco (including PIK interest) (the “Archer Outstanding Balance”) under the Second Lien Credit Agreement shall be converted into the right to receive (i) a cash payment in an amount equal to 3% of the Archer Outstanding Balance in satisfaction of the Repayment Premium (as defined in the Second Lien Credit Agreement) and (ii) a number of shares of the Common Stock equal to the quotient of (A) the Archer Outstanding Balance divided by (B) the IPO Price, (b) all of the outstanding principal and accrued and unpaid interest owing to Robertson QES (including PIK interest) (the “Robertson Outstanding Balance”) under the Second Lien Credit Agreement shall be converted into the right to receive (i) a cash payment in an amount equal to 3% of the Robertson Outstanding Balance in satisfaction of the Repayment Premium (as defined in the Second Lien Credit Agreement) and (ii) a number of shares of the Common Stock equal to the quotient of (A) the Robertson Outstanding Balance divided by (B) the IPO Price, (c) all of the outstanding principal and accrued and unpaid interest owing to Geveran Investments (including PIK interest) (the “Geveran Outstanding Balance”) under the Second Lien Credit Agreement shall be converted into the right to receive (i) a cash payment in an amount equal to 3% of the Geveran Outstanding Balance in satisfaction of the Repayment Premium (as defined in the Second Lien Credit Agreement), (ii) a number of shares of the Common Stock equal to the quotient of (A) 50% of the Geveran Outstanding Balance divided by (B) the IPO Price, and (iii) a cash payment in an amount equal to 50% of the Geveran Outstanding Balance. Consummation of the transactions described in this Section 2.9 (i) shall not cause any Make-Whole Amount (as defined in the Second Lien Credit Agreement) to become due and payable with respect to the Second Lien Loans, and each of Archer Holdco, Robertson QES, and Geveran Investments hereby waives and relinquishes any right to receive the same with respect to the transactions set forth in this Section 2.9 and (ii) shall constitute payment in full of the Archer Outstanding Balance, the Robertson Outstanding Balance, and the Geveran Outstanding Balance. For the avoidance of doubt, no borrowings pursuant to the Second Lien Credit Agreement exist other than the Second Lien Loans.

Section 2.10. Initial Public Offering. Following the effectiveness of the transactions contemplated by Sections 2.1 through Section 2.9 and at or following the Effective Time, PubCo and the Selling Stockholders shall issue and sell shares of the Common Stock to the Underwriters at a price per share equal to the IPO Price, as set forth in the Underwriting Agreement; provided, that the Selling Stockholders will only be included as sellers in the IPO to the extent that the Underwriters’ option to purchase additional shares of the Common Stock is exercised pursuant to the Underwriting Agreement. For the avoidance of doubt, whether or not to proceed with the IPO is in the sole discretion of the Board, and if the Board does not proceed with the IPO, the transactions provided for in this Article II will not be undertaken by any Party.

Section 2.11. Registration Rights Agreement. Upon closing of the IPO, (i) the Original Registration Rights Agreement shall be terminated (without any additional action on the part of any party to the Original Registration Rights Agreement) and shall be of no further force and effect and (ii) PubCo, Archer Holdco, Geveran Investments, Robertson QES, Main Fund, TE Fund, and FI Fund will enter a new registration rights agreement.

Section 2.12. Waiver of Preemptive Rights. Each Party hereby waives any preemptive rights or similar rights which such Party may have to participate in any issuance of interests provided for in this Agreement, including but not limited to those rights under the Amended and Restated Equity Rights Agreement, dated December 19, 2016, as it may be amended in connection with the IPO.

ARTICLE III

FURTHER ASSURANCES

From time to time after the Effective Date, and without any further consideration, the Parties agree to execute, acknowledge and deliver all such additional, assignments, conveyances, instruments, notices and other documents, and to do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate to (a) more fully to assure that the applicable Parties own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted, (b) more fully and effectively effectuate the transactions contemplated by this Agreement or intended to be so and (c) more fully and effectively to carry out the purposes and intent of this Agreement.

ARTICLE IV

REPRESENTATIONS

Each of the Parties hereby represents and warrants to each other Party:

(a) that such Party is an “Accredited Investor” as defined in the Securities Act of 1933 (as amended, the “Securities Act”), and any shares of the Common Stock and any equity interests acquired by it pursuant to the Reorganization are being acquired for its own account for investment, and not with a view to any distribution, resale, subdivision or fractionalization thereof in violation of the Securities Act or any other applicable domestic or foreign securities law, and such Party does not have any present plan to enter into any contract, undertaking, agreement or arrangement for any such distribution, resale, subdivision or fractionalization, except as described in the Registration Statement. Such Party has had an opportunity to discuss PubCo’s business, management, financial affairs and the terms and conditions of this Agreement with PubCo’s management;

(b) that the execution, delivery and performance by such Party of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not (i) conflict with or violate the certificate of incorporation, bylaws, certificate of formation, operating agreement or similar organizational document of such Party, as in effect on the date hereof (ii) conflict with or violate any law applicable to such Party, or (iii) result in any breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, require any consent of or notice to any person pursuant to, give to others any right of termination, amendment, modification, acceleration or cancellation of, allow the imposition of any fees or penalties, require the offering or making of any payment or redemption, give rise to any increased, guaranteed, accelerated or additional rights or entitlements of any person or otherwise adversely affect any rights of such Party under or pursuant to, any note, bond, mortgage, indenture, agreement, lease, license, permit, franchise, instrument, obligation or other contract to which such Party is a party or by which such Party or its assets may be bound or affected;

(c) that such Party reviewed with, or has had opportunity to consult with, their own independent legal and tax advisors regarding the transactions contemplated hereby, including the U.S. federal, state, local, foreign and other tax consequences of the transactions contemplated hereby and hereby acknowledges that neither PubCo or QES Holdco nor their advisors (including Vinson & Elkins L.L.P.) has provided to such Party any such legal or tax advice regarding the transactions contemplated hereby; and

(d) that no Party is making any representation or warranty as to the U.S. federal, state, local, foreign or other tax consequences to any other Party as a result of the transactions contemplated by this Agreement. Each Party understands that it will be responsible for its own tax liability that may arise as a result of the transactions contemplated hereby.

ARTICLE V

TAXES

Section 5.1. Tax Treatment. The Parties intend that the Reorganization transactions set forth in Article II together qualify as a transaction described in Section 351(a) of the Internal Revenue Code of 1986, as amended (the “Code,” and such tax treatment, the “Intended Tax Treatment”). Each Party agrees that it shall not make any tax filing or otherwise take any position with respect to taxes that inconsistent with the Intended Tax Treatment except to the extent required to do so as a result of a final determination (as defined in Section 1313 of the Code). If any Party becomes aware of any audit, inquiry, litigation or other proceeding relevant to the Intended Tax Treatment, such Party agrees to promptly notify the other Parties of such matter, and all Parties shall use reasonable efforts to cooperate with respect to such matter.

ARTICLE VI

MISCELLANEOUS

Section 6.1. Expenses. Except as expressly agreed otherwise by PubCo, each Party shall bear its own costs and expenses in connection with this Agreement and the Reorganization, including fees and expenses of financial advisors, independent auditors, financial sponsors, accountants, legal counsel, and other advisors.

Section 6.2. Termination. This Agreement shall terminate and be of no further force or effect if the IPO has not been completed by 11:59 p.m. Texas time on February 28, 2018.

Section 6.3. Successors and Assigns; No Third Party Rights. The Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns. This Agreement is not intended to, and does not create, rights in any other person and no person is or is intended to be a third-party beneficiary of any of the provisions of this Agreement.

Section 6.4. Severability. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid, and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

Section 6.5. Waivers and Amendments. Any waiver of any term or condition of this Agreement, or any amendment or supplement to this Agreement, shall be effective only if in writing and signed by the Parties. A waiver of any breach or failure to enforce any of the terms or conditions of this Agreement shall not in any way affect, limit or waive a Party’s rights hereunder at any time to enforce strict compliance thereafter with every term or condition of this Agreement.

Section 6.6. Entire Agreement. This Agreement constitutes the entire agreement among the Parties pertaining to the transactions contemplated hereby and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties pertaining thereto.

Section 6.7. Governing Law. The Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

Section 6.8. Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile or other electronic means) with the same effect as if all Parties had signed the same document.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Agreement has been duly executed by each of the Parties as of the date first written above.

QUINTANA ENERGY SERVICES, INC.

By:	/s/ D. Rogers Herndon

Name:	D. Rogers Herndon
Title:	Chief Executive Officer, President, and Manager

SIGNATURE PAGE TO

MASTER REORGANIZATION AGREEMENT

QES HOLDCO LLC

By:	/s/ D. Rogers Herndon
Name:	D. Rogers Herndon
Title:	Chief Executive Officer, President, and Manager

SIGNATURE PAGE TO

MASTER REORGANIZATION AGREEMENT

CONSOLIDATED FI BLOCKER, INC.

By:	/s/ Dwight L. Dunlap
Name:	Dwight L. Dunlap
Title:	Senior Vice President

SIGNATURE PAGE TO

MASTER REORGANIZATION AGREEMENT

CONSOLIDATED TE BLOCKER, INC.

By:	/s/ Dwight L. Dunlap
Name:	Dwight L. Dunlap
Title:	Senior Vice President

SIGNATURE PAGE TO

MASTER REORGANIZATION AGREEMENT

QES HOLDCO MERGERCO, LP

By:	Quintana Energy Services GP LLC, its general partner

By:	/s/ D. Rogers Herndon
Name:	D. Rogers Herndon
Title:	President and Chief Executive Officer

SIGNATURE PAGE TO

MASTER REORGANIZATION AGREEMENT

ARCHER HOLDCO LLC

By:	/s/ Robin Brice
Name:	Robin Brice
Title:	Vice President and Secretary

SIGNATURE PAGE TO

MASTER REORGANIZATION AGREEMENT

GEVERAN INVESTMENTS LIMITED

By:	/s/ Spyros Episkopou
Name:	Spyros Episkopou
Title:	Director

SIGNATURE PAGE TO

MASTER REORGANIZATION AGREEMENT

GEVERAN BLOCKER, LLC

By:	GEVERAN INVESTMENTS LIMITED, its sole member

By:	/s/ Spyros Episkopou
Name:	Spyros Episkopou
Title:	Director

SIGNATURE PAGE TO

MASTER REORGANIZATION AGREEMENT

QES INVESTMENT BLOCKER, LLC

By:	/s/ Gunnar Eliassen
Name:	Gunnar Eliassen
Title:	Manager

SIGNATURE PAGE TO

MASTER REORGANIZATION AGREEMENT

QES LP MERGERCO, LP

By:	QUINTANA ENERGY SERVICES GP LLC, its general partner

By:	/s/ D. Rogers Herndon
Name:	D. Rogers Herndon
Title:	President and Chief Executive Officer

SIGNATURE PAGE TO

MASTER REORGANIZATION AGREEMENT

ROBERTSON QES INVESTMENT LLC

By:	/s/ Corbin J. Robertson, Jr.
Name:	Corbin J. Robertson, Jr.
Title:	Manager

SIGNATURE PAGE TO

MASTER REORGANIZATION AGREEMENT

QUINTANA ENERGY SERVICES LP

By:	QUINTANA ENERGY SERVICES GP LLC, its general partner

By:	/s/ D. Rogers Herndon
Name:	D. Rogers Herndon
Title:	President and Chief Executive Officer

SIGNATURE PAGE TO

MASTER REORGANIZATION AGREEMENT

QUINTANA ENERGY PARTNERS, L.P.

By:	Quintana Capital Group, L.P., its general partner

By:	Quintana Capital Group GP Ltd., its general partner

By:	/s/ Dwight L. Dunlap
Name:	Dwight L. Dunlap
Title:	Managing Director and Chief Financial Officer

QUINTANA ENERGY FUND – FI, L.P.

By:	Quintana Capital Group, L.P., its general partner

By:	Quintana Capital Group GP Ltd., its general partner

By:	/s/ Dwight L. Dunlap
Name:	Dwight L. Dunlap
Title:	Managing Director and Chief Financial Officer

QUINTANA ENERGY FUND – TE, L.P.

By:	Quintana Capital Group, L.P., its general partner

By:	Quintana Capital Group GP Ltd., its general partner

By:	/s/ Dwight L. Dunlap
Name:	Dwight L. Dunlap
Title:	Managing Director and Chief Financial Officer

QUINTANA ENERGY PARTNERS – QES HOLDINGS, L.L.C.

By:	Quintana Energy Partners, L.P., its managing member

By:	Quintana Capital Group, L.P., its general partner

By:	Quintana Capital Group GP Ltd., its general partner

By:	/s/ Dwight L. Dunlap
Name:	Dwight L. Dunlap
Title:	Managing Director and Chief Financial Officer

QUINTANA ENERGY PARTNERS – QES BLOCKER, L.L.C.

By:	Quintana Energy Partners, L.P., its sole member

By:	Quintana Capital Group, L.P., its general partner

By:	Quintana Capital Group GP Ltd., its general partner

By:	/s/ Dwight L. Dunlap
Name:	Dwight L. Dunlap
Title:	Managing Director and Chief Financial Officer

EXHIBIT A

FORM OF QES HOLDCO CONTRIBUTION AGREEMENT

[Attached.]

EXHIBIT B

FORM OF WARRANT NET EXERCISE AGREEMENT

[Attached.]

EXHIBIT C

FORM OF ARCHER HOLDCO/QES HOLDCO CONTRIBUTION AGREEMENT

[Attached.]

EXHIBIT D

FORM OF MAIN FUND/QES HOLDINGS ASSIGNMENT

[Attached.]

EXHIBIT E

FORM OF MAIN FUND/QES BLOCKER ASSIGNMENT

[Attached.]

EXHIBIT F

FORM OF QES BLOCKER/QES HOLDINGS ASSIGNMENT

[Attached.]

EXHIBIT G

FORM OF QEF FI BLOCKER MERGER AGREEMENT

[Attached.]

EXHIBIT H

FORM OF QEF TE BLOCKER MERGER AGREEMENT

[Attached.]

EXHIBIT I

FORM OF GEVERAN BLOCKER I MERGER AGREEMENT

[Attached.]

EXHIBIT J

FORM OF GEVERAN BLOCKER II MERGER AGREEMENT

[Attached.]

EXHIBIT K

FORM OF QES HOLDCO MERGER AGREEMENT

[Attached.]

EXHIBIT L

FORM OF QES LP MERGER AGREEMENT

[Attached.]